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                                                                   Exhibit 10.51

             AMENDED AND RESTATED ALLIANCE AGREEMENT -- NATRECOR(R)

                                  (NESIRITIDE)

This Amended and Restated Alliance Agreement (this "Agreement") is dated as of January 10, 2001 and amended and restated as of November 1, 2001 by and between Scios Inc., a Delaware corporation whose headquarters is located at 820 W. Maude Avenue, Sunnyvale, CA 94085 ("Scios"), Innovex LP, a limited partnership whose address is 10 Waterview Blvd., Parsippany, NJ 07054 ("Innovex"), Innovex Support Services Limited Partnership, a limited partnership whose address is 10 Waterview Blvd., Parsippany, NJ 07054 ("ISS") and PharmaBio Development, Inc., a North Carolina corporation whose address is 4709 Creekstone Drive, Durham, NC 27703 ("PharmaBio").

                     Background and Overview of the Alliance

A. Scios, PharmaBio and Innovex are parties to a certain Alliance Agreement dated as of January 10, 2001 (the "Original Agreement").

B. The parties wish to amend and restate the Original Agreement as set forth herein, with this Agreement replacing the Original Agreement in all respects, as of the effective date of this Agreement.

C. The parties wish for ISS and Innovex to provide the Services, as hereinafter defined.

D. Scios and PharmaBio have agreed as set forth herein that PharmaBio will invest funds in Scios in exchange for royalty payments tied to certain future sales of the Product (as hereinafter defined) and the issuance to PharmaBio of certain warrants to purchase Scios' common stock.

E. Scios has agreed as set forth herein to grant to Quintiles, Inc. ("Quintiles CDS") a preferred provider relationship with respect to certain future clinical development activities of Scios.

                          The parties agree as follows:

1.0  Definitions

1.1 "Affiliate" shall mean any corporation or business entity controlled by, controlling, or under common control with a party to this Agreement. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least 50 percent of the voting stock or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

1.2  "Approval Date" shall mean August 10, 2001.

1.3  "FDA" shall mean the US Food and Drug Administration.

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1.4  "Natrecor" means Scios' product Natrecor(R)(nesiritide) which was approved by the FDA on August 10, 2001.

1.5 "Net Sales" means the amount billed by or on behalf of Scios or an Affiliate or their sublicensees for sales of Product to an unrelated Third Party in the United States (including Puerto Rico) and Canada (the "Territory") less: (i) discounts, including cash and quantity discounts, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups, (ii) credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Products, including recalls, regardless of the Party requesting such, (iii) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Product, to the extent billed,
     (iv) taxes, duties or other governmental charges levied on, absorbed or otherwise imposed on sale of such Product, including without limitation value-added taxes, or other governmental charges otherwise measured by the billing, when included in billing, as adjusted for rebates and refunds, and
     (v) bad debts related to Product sales (defined as any bills unpaid for 365 days after due). Provided, however, in no event shall quarterly Net Sales be less than [*****] of gross sales for the Product.

1.6 "Fees" shall mean the fair market value compensation payable to Innovex and ISS in return for Services determined as provided in Exhibit A. Fees shall not include Pass-Through Expenses.

1.7  "Launch Date" shall August 13, 2001.

1.8 "Product" shall mean Natrecor (nesiritide) in any formulation and for any and all indications.

1.9 "Pass-Through Expenses" shall mean the reasonable and necessary out-of-pocket costs and expenses actually incurred by Innovex and/or ISS in providing Services, in accordance with a mutually agreed written budget.

1.10 "Quintiles Group" shall mean collectively Innovex, ISS, PharmaBio and Quintiles CDS.

1.11 "Sales Representatives" shall mean those field sales representatives leased by Scios from ISS to promote the Product in the United States (including Puerto Rico).

1.12 "Services" shall mean the responsibilities, obligations and activities that are to be performed by Innovex and ISS, respecting the Product as they are set forth in Exhibit A.

2.   Agreement between Scios, ISS and Innovex Regarding Sales and Marketing

2.1 Innovex and ISS agree to perform the Services for Scios through May 31, 2004, and Scios agrees to engage Innovex and ISS to provide the Services during such period,

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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     unless the Services are terminated earlier as provided herein or in Exhibit
     A attached hereto.

2.2  Scios agrees to pay for the Services as described in Exhibit A.

2.3 Performance of the Services will be overseen by a joint steering committee, which shall meet quarterly and consist of representatives of each of Scios, Innovex, and ISS (the "JSC"). The JSC shall have overall strategic responsibility for managing the commercialization of the Product, including, without limitation: (i) oversee planning, marketing and sales of Product, including adopting a marketing plan; (ii) monitoring the pricing of the Product and review and approve any proposed changes to such pricing;
     (iii) coordinating training activities for the sales force; (iv) monitoring the delivery of promotional materials and samples to the sales force; (v) receiving and supplying the parties' sales, pricing, and financial reports pertaining to the sales and marketing efforts; and (vi) facilitating the flow of information among the parties, including coordinating sales activity with manufacturing schedules and distribution. Scios and Innovex may organize sub-committees of the JSC as mutually agreed. Each party will pay the incidental and out-of-pocket costs associated with participation of its employees in the JSC. In the event the JSC is unable to agree on any matter, then Scios shall make the decision. The JSC will not have the authority to alter or amend any term of this Agreement or of the Exhibits hereto.

2.4  Scios will retain all intellectual property rights in the Product.

2.5 Scios will be responsible for all regulatory affairs related to the Product, including: (i) regulatory filings and compliance, (ii) communicating with the FDA, (iii) managing product recalls, and (iv) reporting adverse events. Scios will also be responsible for all further development activities for the Product, including the development of additional indications and further clinical trials.

2.6 Scios will be responsible for all manufacturing, labeling, distribution, patent, copyright trade secret and trademark rights relating to Product. Scios shall be responsible for booking sales, fulfilling orders, and shall warehouse and distribute the Product and perform all related services. Scios shall maintain an adequate inventory of the Product to support the sales force's achievement of sales at a level at least equal to the forecasted sales.

2.7 Scios shall develop and own all rights in all written sales, promotion and advertising materials for the Product and all trademarks related to the Product.

2.8 The JSC will oversee development of the initial and all ongoing training programs for the Sales Respresentatives. The Sales Respresentatives shall be required to complete such training programs, at the expense of Scios as set forth in Exhibit A.

2.9 By 60 days notice to Innovex, which shall be effective no earlier than May 31, 2003, Scios may at its election take over all or any portion of the Sales Representatives upon

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     the payment to ISS of $[*****] per Sales Representative actually hired by
     Scios. In addition, by notice from Scios given at the time of Scios gives notice that it is terminating its relationship with Innovex and ISS due to Innovex's or ISS's breach in providing the Services, at the time of the actual termination of Services, Scios may at its election take over all or any portion of the sales force upon the payment to ISS of $[*****] per Sales Representative actually hired by Scios. Following such election by Scios, Innovex shall take all actions reasonable and necessary to transfer the Sales Representatives to Scios. Exercise of this right shall not affect payments due to PharmaBio under Section 3 below or the rights of Quintiles CDS under Section 4. Within 60 days prior to the actual hiring by Scios, Scios shall provide Innovex and ISS with a complete list of all the Sales Representatives Scios desires to hire.

2.10 No provision of this Agreement shall be deemed to create or imply any employment relationship between Scios and any Innovex employee.

2.11 Scios shall lease Sales Representatives from ISS. Scios shall have the right to approve of any Sales Representative proposed by ISS. No person shall become a Sales Representative unless such person has made written application for employment with ISS on a ISS application and such person is accepted by ISS as a Sales Representative. Scios may identify qualified persons and request ISS to hire such persons; however, Scios shall not have the authority to hire any person on behalf of ISS or make contractual commitments binding ISS. ISS retains the right to employ any legal method of pre-employment screening or post-employment verification of background, including without limitation, drug testing, employment application verification, verification of driver records or criminal records or similar verification. Scios agrees that acceptance by Scios of a Sales Representative's assignment to the Sales Force; (i) relieves ISS of any liability to Scios for Scios losses or claims that arise as a result of Sales Representative negligence, theft, embezzlement, fraud, or other unlawful or willful acts committed by the Sales Representative, and (ii) acts as Scios' waiver of any minimum qualifications such Sales Representative may not meet. The JSC shall have the right to terminate any Sales Representative.

2.12 ISS will be an employer of the Sales Representatives while Scios will be a co-employer of the Sales Representative to the extent necessary to conduct its business. The parties intend that this employment relationship be one by which the traditional duties and rights of an employer with respect to the Sales Representatives are allocated between Scios and ISS in the manner set forth herein. In this arrangement, Scios and ISS each have specific responsibilities while other responsibilities are shared by both parties. Scios understands and agrees to the three-party employment relationship contemplated by this Agreement and acknowledges the importance of operating under this Agreement both in form and fact so that Scios and the Sales Representatives can realize the full benefits of ISS's services. Scios also acknowledges the importance of the Sales Representatives' understanding of this relationship, and agrees to cooperate with ISS in educating the Sales Representatives with respect to this relationship.

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.13 Scios shall retain a right of direction and control of the Sales Representatives consistent with its role as a co-employer of the Sales Representatives. Without limiting the foregoing, Scios shall have control over the day-to-day job duties of the Sales Representatives. Accordingly, Scios is solely responsible for the quality, adequacy of the services performed by the Sales Representatives and for the consequences, including damage to property and injury to third parties, resulting from such while the Sales Representatives are acting under the supervision, direction, or control of Scios.

2.14 Scios has the exclusive right to issue stock compensation to the Sales Representatives. Consistent with the provisions of this Agreement and Exhibit A hereto, Scios has the exclusive right to determine the economic value of the services performed by the Sales Representatives (including wages and the number of units and value of stock compensation granted).

2.15 Innovex (with regard to its employees who perform Services) and ISS with regard to the Sales Representatives will: (i) maintain all necessary payroll records for non-stock compensation; (ii) compute non-stock compensation and withhold applicable Federal, State and local taxes and Federal FICA payments; (iii) remit withholdings to the proper governmental authorities and make employer contributions for Federal FICA and Federal and State unemployment insurance payments; (iv) pay net wages and fringe benefits, if any, directly to their respective employees; and (v) provide for employer's liability and Workers' Compensation insurance coverage. In addition Innovex, with regard to its employees, is responsible for the administration of health and benefits plans, 401(k) plan, and other employee benefit plans. ISS may not, under any circumstances, grant stock options or other stock compensation to Sales Representatives, such right being reserved exclusively to Scios.

2.16 All Sales Representatives will be eligible to participate in Scios benefit plans, including Scios health and welfare plans and Scios stock compensation plans. With regard to all stock compensation granted to Sales Representatives, Scios will: (i) maintain all necessary personnel and payroll records for such stock compensation; (ii) compute the value of all stock compensation and withhold applicable Federal, State and local taxes and Federal FICA payments; and (iii) remit withholdings to the proper governmental authorities and make employer contributions for Federal FICA and Federal and State unemployment insurance payments. If the Scios benefit program involves payroll deductions, ISS's sole responsibility shall be to make deductions according to Scios' instructions and remit to Scios and ISS's sole liability shall be the amount of payroll deducted but not remitted. Scios acknowledges its obligations, as set forth in Sections 414(m), (n) and (o) of the Internal Revenue Code, to integrate and coordinate the terms of any Scios-sponsored benefit plans so that Scios' plans and ISS's plans remain in compliance with all applicable laws. ISS shall have no responsibility for COBRA administration with respect to Sales Representatives or otherwise with regard to any group health plan maintained by Scios. Upon termination of this Agreement, the provision for continuation coverage shall be governed by IRC (S)4980B. Both parties agree to cooperate to avoid the implication of a qualifying event under IRC
     (S)4980B. Nothing in this provision shall be construed or interpreted as precluding or limiting ISS' right to pursue damages in a court of law or equity, which arose as a result of Scios' failure to obtain and provide insurance as set forth herein.

2.17 Innovex, with regard to its employees (but not including Sales Representatives), is responsible for the administration of health and benefits plans, 401(k) plan, and other employee benefit plans. Innovex employees (but not including Sales Representative) will remain exclusively under the direct control and authority of Innovex.

2.18 The parties agree not to infringe upon the rights and duties of each as set forth in this Agreement. Innovex and ISS agree to consult closely with Scios in the development and administration of all policies and procedures, which may in any way affect Scios' business. Notwithstanding the preceding, to the extent either party specifically takes actions or gives directions outside or in contravention of these provisions, such party shall be liable for any damage or loss suffered by the other and any person acting at the direction of such party shall be deemed the sole agent of that party for the purpose of any act or omission as a result thereof.

2.19 Innovex (with regard to Innovex employees involved in providing Services) and ISS (with regard to Sales Representatives) shall provide and maintain proper Workers' Compensation and Employer's Liability coverage during the term of this Agreement. Innovex and ISS shall also provide proper administration and timely payment of Workers' Compensation deposits, premiums or other required payments based upon information regarding classification provided by Scios. Innovex and ISS shall provide proper handling of Workers' Compensation audits, claims and administration during the term of this Agreement. Scios acknowledges that ISS's worker compensation carrier or plan administrator may periodically audit ISS's workers' compensation records to ensure proper classification of Sales Representatives. In the event any Sales Representatives are found to have been misclassified on the basis of information supplied by Scios, then Scios shall be liable for any increases or additional premium assessments.

2.20 Scios agrees to provide reasonable access and accommodations as required by the Americans with Disabilities Act, as amended, and any regulations thereunder (the "ADA") and to otherwise comply with the accommodation and access provisions of the ADA. Scios also agrees to comply with the provisions of the Family and Medical Leave Act and all other applicable state family and medical leave laws (the "FMLA"), and to assume the obligation to forward any health insurance/plan premiums as may be necessitated to comply with the FMLA. Scios has the responsibility to inform ISS prior to a Sales Representative being eligible to take leave under the FMLA.

2.21 Scios acknowledges its obligations under applicable laws and regulations to comply with all health and safety laws, regulations, ordinances, directives, and rules including, but not limited to, the Occupational Safety and Health Act of 1970, as amended ("OSHA"), and any applicable state equivalent thereof, and hazardous materials communication laws imposed by controlling federal, state, and local governments. Scios will promptly report all accidents and injuries to Innovex or ISS, as the case may be. Scios agrees to comply, at its expense, with any specific directives from the JSC, from ISS's Workers'

     Compensation carrier that are in the reasonable opinion of Scios' legal counsel to be required under law, or any government agency having jurisdiction over the work place, and/or the health and safety of the Sales Representatives. Scios further acknowledges the importance of the use of all personnel protective equipment, as required by federal, state or local law, regulation, ordinance, directive, or rule or as deemed necessary by the JSC, or required by ISS's Worker's compensation carrier and deemed in the reasonable opinion of Scios' legal counsel to be required under law.

2.22 Scios agrees to make a timely report to Innovex, ISS and any applicable Workers' Compensation carrier or third party administrator of any injury or accident which is or claimed to be work related by the injured Sales Representative. In such case Scios agrees to cooperate in conducting any investigation following such injury or accident, provide transportation to a medical facility, and, if required due to medical restrictions, to permit the Sales Representative to work on a modified-duty capacity until such time as Sales Representative is no longer medically restricted from resuming duties prior to such injury or accident. In the event such injury or accident results in a protected permanent disability, Scios agrees to cooperate with Innovex or ISS in making any reasonable accommodation required by the ADA. The final adjudication for workers' compensation purposes of whether the injury or accident is work-related shall be applicable for all purposes, including health insurance coverage. Scios agrees to pay any additional costs incurred by Innovex or ISS (including reasonable legal fees) caused by Scios' failure to timely report any such injury or accident.

2.23 Scios acknowledges that it is essential to Innovex's and ISS's performance under this Agreement that Innovex and ISS have complete knowledge of any government investigation or inquiry or private adversary action which could in any manner impact upon the types of duties contemplated by this Agreement. Scios agrees to make complete and full disclosure of any current or future administrative proceeding (including but not limited to EEOC, NLRB, OSHA or DOL), investigation, lawsuit, or other adversary proceeding, including those which are threatened as well as those not yet asserted. Scios agrees to cooperate with Innovex and/or ISS, as the case may be, in the investigation, resolution and defense of any such investigation or inquiry or private adversary action in which they or any of their affiliated entities, shareholders, officers, directors, agents and representatives are named or which could in any manner impact upon the types of duties contemplated by this Agreement.

3.   Agreement Between Scios and PharmaBio on Funding and Royalty.

3.1 PharmaBio will support the commercialization of the Product by funding $30 million of the sales and marketing expenses incurred by Scios (including the costs of developing additional data to use for marketing purposes through clinical trials or market research). The funding will be paid to Scios in installments as set forth in Schedule 3.1.

3.2 In consideration of PharmaBio's funding commitments set forth in Section 3.1, Scios will pay PharmaBio a royalty on Net Sales of the Product occurring in the United States (including Puerto Rico) and Canada during the relevant Royalty Periods (as defined below). When used herein, the different "Royalty Periods" shall be defined as follows: (i) Royalty Period 1 shall mean the six-month period beginning on the Launch Date; (ii) Royalty Period 2 shall mean the twelve-month period following Royalty Period 1; (iii) Royalty Period 3 shall mean the twelve-month period following Royalty Period 2; (iv) Royalty Period 4 shall mean the twelve-month period following Royalty Period 3; (v) Royalty Period 5 shall mean the twelve-month period following Royalty Period 4; (vi) Royalty Period 6 shall mean the twelve-month period following Royalty Period 5; and (vii) Royalty Period 7 shall mean the twelve-month period following Royalty Period 6. The royalty payments payable by Scios to PharmaBio with respect to Royalty Periods 3 through 7 are as follows:

----------------------------- --------------------------------------------------
Royalty Period                Royalty on Net Sales
----------------------------- --------------------------------------------------

3                             [*****]
----------------------------- --------------------------------------------------

4                             [*****]
----------------------------- --------------------------------------------------

5                             [*****]
----------------------------- --------------------------------------------------

6                             [*****]
----------------------------- --------------------------------------------------

7                             [*****]
----------------------------- --------------------------------------------------

     In addition, with respect to Royalty Periods 1 and 2, Scios will pay PharmaBio a [*****] royalty on incremental Net Sales of the Product over the following target levels: (i) target of $[*****] Net Sales for Royalty Period 1; and (ii) target of $[*****] Net Sales for Royalty Period 2.

     The royalty payments under this Section 3.2 shall be paid not later than 30 days following the end of each quarter during the Royalty Period.

     The parties acknowledge that PharmaBio's agreement to the royalty structure described in this Section 3.2 is based upon the assumption that Scios will fund at least a monthly average of [*****] Sales Representatives detailing the Product on an exclusive, full time basis during the first thirty-six months following the Approval Date (the "Minimum Sales Force Level"). If, at any time during such 36 month period, Scios fails to fund the Product sales force to the Minimum Sales Force Level for a period of more than 30 days, then Scios and PharmaBio will negotiate in good faith to restructure PharmaBio's commitments under Section 3.1 and the corresponding royalty payments under this Section 3.2. If the parties are unable to mutually agree to such restructuring, then PharmaBio may, at its sole discretion, elect to (i) terminate by notice to Scios any future funding obligations under Section 3.1; and (ii) receive a royalty on Net Sales payable by Scios to Innovex equal to [*****] of Net Sales (in lieu of the rate provided above) during the portion of the 36 month period following the Approval Date that Scios is not electing to maintain the Minimum Sales Force Level and the then operating Royalty Period shall

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     be suspended for such time period and restarted when Scios increases the sales force to the Minimum Sales Force Level. For the avoidance of doubt, with respect to sub-item (ii) in the preceding sentence, (i) the Royalty Period shall restart at the same time point in the Royalty Period it was suspended such that PharmaBio enjoys the full length of the seven Royalty Periods described in Section 3.1 (plus any suspension period), and (ii) regardless of the size of the sales force at the date 36 months following the Approval Date, the Royalty Period will restart at the time point it was suspended period. The rights set forth in the preceding sentence shall be in addition to any rights available to Innovex.

3.3 PharmaBio's right to receive royalties will end upon PharmaBio's receipt of $[*****] in royalties paid by Scios in Net Sales of Product in the United States. Royalties for Net Sales in regions of the Territory other than the United States shall not apply to this $[*****] calculation (or be subject to a royalty cap). At the end of 2007, if PharmaBio has not received at least $[*****] in royalties, then Scios will pay PharmaBio the difference between the amount of royalties actually received and $[*****]. Accordingly, $[*****] shall be the minimum royalties payable by Scios to PharmaBio under this Agreement, notwithstanding the actual sales of the Product or other Product-related events.

3.4 Each Party shall keep or cause to be kept such records as are required to determine, in a manner consistent with generally accepted accounting principles in the United States, the sums or credits due under this Agreement. Upon the written request (and expense) of either party, the other party shall permit an independent certified public accountant appointed by such party and reasonably acceptable to the other party, accompanied by representatives of the financial department of such party at reasonable times and upon reasonable notice, to examine only those records as may be necessary to determine the correctness or completeness of any report or payment made under this Agreement. Results of any such examination shall be (i) limited to information relating to the Product,
     (ii) made available to both parties and (iii) subject to the confidentiality protections set forth herein. The party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance of more than [*****] from the amount of the original report, royalty or payment calculation. In such case, the party being audited shall bear the full cost of the performance of such audit.

3.5 As further consideration for PharmaBio's funding commitments, Scios grants PharmaBio warrants to purchase 700,000 shares of Scios Common Stock at a $20 price per share. The terms and form of the warrants shall be substantially in the form attached as Exhibit B.

3.6 At the election of PharmaBio, PharmaBio's future funding commitments shall terminate in the event of: (i) withdrawal of the Product from the U.S. market for any reason; or (ii) Net Sales in any two consecutive calendar quarters are lower than the Net Sales in the immediately preceding two consecutive calendar quarters due to factors not reasonably within the control of the Quintiles Group, including, but not limited to, manufacturing and inventory problems or shortfalls, material pricing changes in the Product, or significant unforeseen new information regarding the safety or efficacy of the Product.

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     Scios has made available to a member of the Quintiles Group all material information known to the executive officers of Scios covering forecasted sales of the Product.

4.   Grant of Preferred Provider Relationship by Scios to Quintiles CDS.

4.1 Scios hereby grants to Quintiles CDS a preferred provider relationship, whereby Quintiles shall have the first and preferred opportunity to negotiate with Scios to provide clinical development services in the United States regarding the Product that Scios has, in its sole discretion, determined to outsource for performance period ending three years following the Approval Date; provided that: (i) the applicable services fall with the areas of recognized expertise of Quintiles CDS (or its affiliates), (ii) Quintiles CDS provides such services at competitive rates and makes its proposal on a competitive time schedule, and (iii) Quintiles CDS is capable of providing such services in a professional and timely manner to meet Scios' timeline. Examples of the types of clinical development services subject to the preferred provider relationship include: (i) Phase IIIb/iv large simple trial to support the continued growth and success of the Product, and (ii) trial of the Product for intermittent outpatient infusion indication.

5.   Confidentiality and Ownership of Information.

5.1 Scios on the one part and members of the Quintiles Group on the other part each acknowledges that, in the course of performing its obligations hereunder, it may receive information from the other party which is proprietary to the disclosing party and which the disclosing party wishes to protect from public disclosure ("Confidential Information"). Each receiving party agrees to retain in confidence, during the term of any of the Agreements, and any subsequent renewals thereof, and thereafter for a period of [*****], all Confidential Information disclosed to it by or on behalf of the other party, and that it will not, without the written consent of such other party, use Confidential Information for any purpose other than the purposes indicated herein. These restrictions shall not apply to Confidential Information which: (i) is or becomes public knowledge (through no fault of the receiving party); (ii) is made lawfully available to the receiving party by an independent third party; (iii) is already in the receiving party's possession at the time of receipt from the disclosing party (and such prior possession can be properly demonstrated by the receiving party); (iv) is independently developed by the receiving party and/or Affiliates (and such independent development can be properly demonstrated by the receiving party); or (v) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by the receiving party, provided, however, if reasonably possible, such receiving party gives the disclosing party sufficient advance written notice to permit it to seek a protective order or other similar order with respect to such Confidential Information and, thereafter, the receiving party discloses only the minimum Confidential Information required to be disclosed in order to comply.

5.2 Members of the Quintiles Group on the one hand and Scios on the other hand shall limit disclosure of the other party's Confidential Information to only those of their respective officers, representatives, agents and employees (collectively "Agents") who are directly concerned with the performance of this Agreement and have a legitimate need to know

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     such Confidential Information. Upon receipt of notice of termination by Scios, Innovex shall return all Scios Confidential Information to Scios.

5.3 All Scios patents, trade secrets, copyrights, trade names, trademarks, service marks, marketing materials, proprietary materials or intellectual property and all improvements to any of the foregoing (collectively "Scios Property") disclosed, used, improved, modified or developed in connection with the Services provided pursuant to this Agreement shall remain the sole and exclusive property of Scios, and Innovex's rights to use such Scios Property shall be limited to those permitted by this Agreement.

5.4 Scios acknowledges that Innovex possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to analytical methods, procedures and techniques, computer technical expertise and software, and business practices, including, but not limited to the Territory Management System ("TMS") being provided by Innovex, which have been independently developed by Innovex (collectively "Innovex Property"). Any Innovex Property or improvements thereto which are disclosed, used, improved, modified or developed by Innovex under or during the term of this Agreement shall remain the sole and exclusive property of Innovex.

6.   Independent Contractor Relationship.

     For the purposes of this Agreement, Scios on the one part and members of the Quintiles Group on the other part are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer and employee or joint venturers. Neither Scios nor any member of the Quintiles Group shall have the power or right to bind or obligate the other party, nor shall either party hold itself out as having such authority.

7.   Regulatory Compliance.

7.1 Innovex and Scios agree to comply, to the extent applicable, with all laws, rules and regulations, including, but not limited to the Federal Equal Employment Opportunity Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986, the Food, Drug and Cosmetic Act, Section 1128B(b) of the Social Security Act (42 U.S.C. (S)1320a-7b(b)), and the Prescription Drug Marketing Act.

7.2 If in performing the Services Innovex or its employees become aware of adverse drug experience reports involving the use of the Product, while performing any Services in connection with the Product, they shall immediately notify Scios in accordance with Scios procedures. Scios shall deliver to Innovex a written copy of such Scios notification procedures.

7.3 Scios shall be solely responsible for responding to any government or regulatory agency concerning use or marketing of Scios Products, except where (i) such responsibility is expressly transferred to Innovex; or (ii) to the extent any notice or reporting requirement is by law made directly applicable to Innovex. Innovex shall promptly notify Scios of any information Innovex receives regarding any threatened or pending action by a government or regulatory agency that may affect the Scios Products. Innovex shall, at the request of Scios, cooperate with Scios in order to respond, or in formulating a procedure for taking appropriate action. In no event shall Innovex respond to any agency without the prior consent of Scios, unless compelled to do so by law.

8.   Return of Scios Materials.

     Within 60 days after the completion of Services by Innovex, or upon termination of the Agreement, Confidential Information, Scios Property and other data owned by Scios, regardless of the method of storage or retrieval, shall at Scios' request either be delivered to Scios in such form as is then currently in the possession of any member of the Quintiles Group, or disposed of, at the direction and written request of Scios, unless such materials are otherwise required to be stored or maintained by Innovex as a matter of law or regulation. Scios shall pay the costs associated with any of the above options. Each company in the Quintiles Group reserves the right to retain, at its own expense and subject to the confidentiality provisions herein, one copy of all materials provided in connection with performance of this Agreement, to be used to satisfy regulatory requirements or to resolve disputes regarding this Agreement.

9.   Indemnification and Liability Limits.

9.1 Members of the Quintiles Group, jointly and severally, shall indemnify, defend and hold harmless Scios, its Affiliates and its and their respective directors, officers, employees and agents from and against any and all losses, claims, actions, damages, liabilities, penalties, costs and expenses (including reasonable attorneys' fees and court costs) (collectively, "Losses"), resulting from any: (i) breach by Innovex or PharmaBio (or either of their employees) of its obligations hereunder; (ii) willful misconduct or negligent acts or omissions of Innovex or its employees; and (iii) violation by Innovex or its employees of any municipal, county, state or federal laws, rules or regulations applicable to the performance of Innovex's obligations under this Agreement except to the extent such Losses are determined to have resulted from the negligence or willful misconduct of Scios or its employees.

9.2 Scios shall indemnify, defend and hold harmless members of the Quintiles Group and their Affiliates and their respective directors, officers, employees and agents from and against any and all Losses resulting from (i) any third party claim arising from the manufacture, storage, packaging, labeling, production, transportation, distribution, use, sale or other disposition of the Products by or on behalf of Scios or its agents; (ii) breach by Scios or its employees of its obligations hereunder; (iii) willful misconduct or negligent acts or omissions of Scios or its employees; (iv) any claim brought by a Sales Representative or as a result of any act or omission of a Sales Representative, except for claims arising from a failure of Innovex or ISS to perform its obligations under this Agreement; (v) violation by Scios or its employees of any municipal, county, state or federal laws, rules or regulations applicable to the performance of Scios' obligations under this Agreement, (vi) infringement or misappropriation (actual or alleged) of intellectual property or proprietary rights of third Parties by Scios or its Affiliates or used in connection with the Product, except in each case to the extent such Losses are determined to have resulted from the negligence or willful misconduct of any member of the Quintiles Group or any of their employees. For the purposes of Sections 9.1 and 9.2, the Sales Representatives shall be considered the employees and agents of Scios except to the extent such Sales Representatives are acting at the express and sole direction of a member of the Quintiles Group.

9.3 It is the express intention of the parties that the Sales Representatives shall be considered for purposes of determinations under Paragraph 6(a) of FASB Interpretation 44 to APB 25 as common law employees of Scios. Scios agrees to indemnify, defend and hold harmless all members of the Quintiles Group and their Affiliates and their respective directors, officers, employees and agents from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney's fees and other legal expenses, arising directly or indirectly from any determination by a court or agency that the Sales Representatives are the common law employees of ISS, are not the common law employees of Scios, or are not Scios employees within the meaning of 1128B(b) of the Social Security Act and/or IRC 3121(d)(2).

9.4 If Scios shall make any other payments of any type to the Sales Representatives other than as set forth in this Agreement, Scios alone shall be responsible for all taxes, reporting requirements and other liabilities with respect to those payments and the work performed by Sales Representatives for such payments shall be deemed solely for the benefit of Scios and outside the scope of Sales Representative's employment with ISS. Scios shall indemnify and hold ISS and Innovex harmless from any liability placed on them from such payments.

9.5 ISS, Innovex, and Scios each agree to assume the liability for those employer functions for which they have day-to-day responsibility and control as specifically set forth in this Agreement.

9.6 Notwithstanding the specific assumption of duties by either party, if the act or omission of a party, whether or not such act or omission is authorized under this Agreement, results in the failure of the other party to fulfill its duties, the party committing such act or omission shall bear responsibility and liability for such act or omission.

9.7 The party seeking indemnification hereunder (the "Indemnified Party") shall: (a) give the party obligated to indemnify (the "Indemnifying Party") prompt written notice of any such claim or law suit (including a copy thereof); (b) Indemnified Party and its employees shall fully cooperate with Indemnifying Party and its legal representatives in the investigation and defense of any matter the subject of indemnification, which defense shall be managed by the Indemnifying Party; and (c) Indemnified Party shall not unreasonably withhold its approval of the settlement of any such claim, liability, or action by Indemnifying Party covered by this indemnification provision.

9.8 Neither Innovex, ISS, PharmaBio, or Scios, nor any of such party's Affiliates, directors, officers, employees, subcontractors or agents shall have, under any legal theory (including, but not limited to, contract, negligence and tort liability), any liability to any other party hereto for any loss of profits, opportunity or goodwill, or any type of special, incidental, indirect or consequential damage or loss, in connection with or arising out of this Agreement or the Services performed by Innovex hereunder or the funding commitments of PharmaBio or the activities of Scios hereunder.

9.9 Neither Innovex nor ISS shall be liable to Scios for claims or losses arising out of the statements or representations of Innovex employees or Sales Representatives with respect to the Product to the extent the statements or representations conform to the written or printed statements or representations made to Innovex, ISS, Innovex employees, or Sales Representatives by Scios with respect to the Product.

9.10 Nothing herein shall preclude Innovex or ISS from bringing Scios into a civil action as a necessary party where the action is brought against Innovex and/or ISS and arises out of the alleged act or omission of Scios or the act or omission of a Sales Representative in the scope of employment while assigned to Scios.

10.  Insurance.

     Innovex, ISS and Scios shall each, at its own cost and expense, obtain and maintain in full force and effect, the following insurance during the Term (and any subsequent renewals thereof) sufficient insurance to insure its obligations under this Agreement, including, but not limited to: (i) worker's compensation insurance in accordance with the statutory requirements of each state in which the Services are to be performed (not required for Scios); (ii) employer's liability insurance with a minimum limit of [*****]; (iii) comprehensive general liability insurance, including contractual liability, with a minimum limit of [*****], combined single limit per occurrence; and (iv) comprehensive auto liability, covering bodily injury and property damage, for owned, hired or non-owned automobiles with a minimum limit of [*****], combined single limit per occurrence (not required for Scios); and (v) professional errors and omissions, with a minimum limit of [*****] per occurrence (not required by Scios). Scios shall also maintain Product Liability Coverage (including coverage for clinical trials) with a minimum limit of [*****] each occurrence / annual aggregate, with an insurance company maintaining an A.
     M. Best rating of A X or better. Upon request, each of Innovex and Scios shall provide the other with an original signed certificate of insurance evidencing all coverage herein required and showing the other as an additional insured under such insurance, within thirty (30) days after such request. The certificate must provide that thirty (30) days prior written notice of cancellation, non-renewal or material change in insurance coverage will be provided.


[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.  Review of Work; Audit.

     During the term of this Agreement, Innovex and ISS will permit Scios' representative(s) (unless such representatives are competitors of Innovex or ISS), at reasonable times and in a reasonable manner, and at Scios' expense, to (i) examine the work performed hereunder to determine that the Services are being conducted in accordance with the agreed terms, or (ii) audit the financial records related to Innovex's and ISS's performance of the Services.

12.  Notices.

     Any notice required or permitted to be given by either party shall be in writing. All notices shall be to the parties and addresses listed below, and shall be sufficiently given (i) when received, if delivered personally or sent by facsimile transmission, or (ii) one business day after the date mailed or sent by an internationally recognized overnight delivery service.

     If to Innovex:             Innovex LP
                                c/o President, Innovex America Holding Company
                                10 Waterview Blvd.
                                Parsippany, NJ 07054
                                Attention:  President
                                Fax: 973-257-4581


     With a copy to:            General Counsel
                                Innovex America Holding Company
                                10 Waterview Blvd.
                                Parsippany, NJ 07054
                                Fax: 973-257-4581


     If to ISS:                 Innovex Support Services Limited Partnership
                                c/o President, Innovex America Holding Company
                                10 Waterview Blvd.
                                Parsippany, NJ 07054
                                Attention:  President
                                Fax: 973-257-4581


     With a copy to:            General Counsel
                                Innovex America Holding Company
                                10 Waterview Blvd.
                                Parsippany, NJ 07054
                                Fax: 973-257-4581


     If to PharmaBio:           PharmaBio Development Inc.
                                4709 Creekstone Drive
                                Durham, NC  27703
                                Attention:  President
                                Fax: 919-998-2090

     With a copy to:            General Counsel
                                PharmaBio Development Inc.
                                4709 Creekstone Drive
                                Durham, NC  27703
                                Fax: 919-998-2090


     If to Scios:               Scios Inc.
                                820 West Maude Ave.
                                Sunnyvale, CA  94085
                                Attention: President
                                Fax: 408-616-8312


     With a copy to:            General Counsel
                                Scios Inc.
                                749 N. Mary Avenue
                                Sunnyvale, CA  94085
                                Fax: 408-616-8319


13.  Assignment.

     No party may assign any of its rights or obligations under this Agreement to any third party without the written consent of the other party, except that a party may assign its rights and obligations as part of a merger in which it is not the surviving entity.

14.  General Provisions

14.1 This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.

14.2 The rights and obligations of any party under this Agreement, which by intent or meaning have validity beyond such termination (including, but not limited to, rights with respect to confidentiality, mutual indemnification and liability limitations) shall survive the termination of this Agreement.

14.3 This Agreement together with the Warrant Agreement of even date hereof, contains the entire understandings of the parties with respect to the subject matter herein, and cancels all previous agreements (oral and written), negotiations, discussions, claims, notices, disputes or potential disputes, dealing with the same subject matter. The parties, from time to time during the term of this Agreement, may modify any of the provisions hereof only by an instrument in writing duly executed by the parties.

14.4 No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement will operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right will preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right will have effect unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right.

14.5 If any part or parts of this Agreement are held to be illegal, void or ineffective, the remaining portions of this Agreement shall remain in full force and effect. If any of the terms or provisions are in conflict with any applicable statute or rule of law, then such term(s) or provision(s) shall be deemed inoperative to the extent that they may conflict therewith, and shall be deemed to be modified or conformed with such statute or rule of law. In the event of any ambiguity respecting any term or terms hereof, the parties agree to construe and interpret such ambiguity in good faith in such a way as is appropriate to ensure its enforceability and viability.

14.6 The headings contained in this Agreement are used only as a matter of convenience, and in no way define, limit, construe or describe the scope or intent of any section of this Agreement.

14.7 Nothing in this Agreement shall authorize any party to act as an agent of any other party, nor shall any action or representation of any party bind any other party, unless specifically authorized and ratified by the party to be bound or as otherwise provided in 9.2.

14.8 Scios on the one hand and the Quintiles Group on the other expressly agree that no party, nor their respective insurance carriers, are in any way responsible or liable for any of the other party's business operations, employees (other than Scios being responsible for Sales Representatives as set forth in this Agreement), personnel policies, or other actions. Any liability assumed under this Agreement by either party's insurance carriers shall be specifically restricted to claims related to Sales Representatives assigned to Scios for which the insured party has responsibility and control under this Agreement, and shall not extend to cover any other employees or business operations of either party unless such coverage is specifically set forth in the policy document issued by the insurance carrier.

14.9 The parties specifically agree that no persons, other than the parties hereto, have any interest in this Agreement and specifically agree that no persons, including without limitation the Sales Representatives, shall not be considered intended third party beneficiaries and shall not be entitled to rely upon the provisions of this Agreement for any purpose.

14.10 Scios acknowledges that Innovex, ISS, and PharmaBio are relying upon the accuracy and completeness of the information provided by Scios and used by Innovex and ISS in negotiating the terms and conditions of this Agreement, and that Innovex and ISS will continue to rely on information furnished or to be furnished by Scios during the term of this Agreement, including without limitation Scios' exempt and non-exempt job positions, worker's compensation codes for its job positions and its highly compensated job positions, to carry out Innovex's and ISS' duties and obligations under this Agreement. Scios warrants the accuracy and completeness of all such information furnished or to be furnished at Innovex's or ISS's request. Failure of Scios to provide accurate and complete information shall be a material breach of this Agreement.

15.  Dispute Resolution:

15.1 Internal Review. In the event that a dispute, difference or question arises
     ---------------
     pertaining to any matters which are the subject of this Alliance Agreement, including but not limited to, a dispute in connection with finalizing the definitive Alliance documentation ("Dispute"), and either party so requests in writing, prior to the initiation of any formal legal action, the Dispute will be submitted to the JSC, which will use its good faith efforts to resolve the Dispute within ten days. If the JSC is unable to resolve the Dispute in such period, the JSC will refer the Dispute to the Chief Executive Officers of Scios and Quintiles Transnational Corp. For all Disputes referred to the Chief Executive Officers, the Chief Executive Officers shall use their good faith efforts to resolve the Dispute within 10 days after such referral.

15.2 Arbitration. If the parties are unable to resolve disputes under 15.1, then
     -----------
     either party can seek binding arbitration to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, sitting in New York City, New York, as in effect at the time of the arbitration hearing, such arbitration to be completed in a 60 day period. The arbitration panel will be composed of three arbitrators, one of whom will be chosen by Scios, one by the Quintiles Group (as a unit), and the third by the two so chosen. If both or either of Scios or the Quintiles Group fails to choose an arbitrator or arbitrators within 14 days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within 14 days after their appointment, the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The decision of the arbitrators shall be final and binding on the parties, and specific performance may be ordered by any court of competent jurisdiction.

15.3 Costs. The parties shall bear their own costs in preparing for and
     -----
     participating in the resolution of any dispute under this Article, and the costs of mediator(s) and arbitrator(s) shall be equally divided between the parties.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto through their duly authorized officers on the date(s) set forth below.

INNOVEX LP                               SCIOS INC.
by:  Innovex America Holding             Delaware corporation
Company, its General Partner

By:    /s/ Eric R. Green                 By:   /s/ Matthew R. Hooper    12/26/01
      ---------------------------------        ---------------------------------

Name:  Eric R. Green                     Name: Matthew R. Hooper
      ---------------------------------        ---------------------------------

Title: Vice President & General Counsel  Title: Vice President & General Counsel
      ---------------------------------        ---------------------------------



PHARMABIO DEVELOPMENT, INC.              INNOVEX SUPPORT SERVICES
                                         LIMITED PARTNERSHIP, by Innovex
                                         America Holding Company, its General
                                         Partner

By:    /s/ Tom Perkins                   By:   /s/ Eric R. Green
      ---------------------------------        ---------------------------------

Name:  Tom Perkins                       Name: Eric R. Green
       --------------------------------        ---------------------------------

Title: Vice President & General Counsel  Title: Vice President & General Counsel
       --------------------------------        ---------------------------------

                                  Schedule 3.1
                                  ------------

Funding Date:                                       Funding Amount:

       December 31, 2001                            [*****]
       March 31, 2002                               [*****]
       June 30, 2002                                [*****]
       September 30, 2002                           [*****]
       December 31, 2002                            [*****]
       March 31, 2003                               [*****]
       May 30, 2003                                 [*****]

[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT A

Description of Services

1.   Sales Force Personnel

     To support the Scios Product until May 31, 2004, Innovex will provide one Field Coordinator and ISS will provide 168 Sales Representatives to Scios. The Field Coordinator shall be selected by Innovex with the consent of Scios, which consent shall not be unreasonably withheld. In return for the Services, Scios will pay the amounts set forth below. The JSC shall determine the appropriate division of days worked between field sales days and non-field training/administrative days giving due consideration to the amount of training and administration time the Sales Representatives require to effectively promote the Product in compliance with all applicable laws and regulations.

2.   Duties.

     (a) Scios shall be responsible for all sales management, human resources, and sales force support except for payroll and expense reimbursement services being provided by ISS. Scios will perform processing and auditing of sales reps expense reports.

     (b) ISS shall be responsible to make payroll and fulfill expense reimbursements for the Sales Representatives as set forth herein. Innovex shall provide sales force management services as reasonably requested by the JSC.

3.   Territory Management System

     (a) Innovex shall provide a Territory Management System ("TMS") (which is the system provided by Innovex up to the date of the signing of the Restated Agreement). Innovex shall equip the Sales Force with computer hardware and software. Prior to January 1, 2002, Innovex shall bear the cost of database and system administration, licenses, access to data/replication lines, help desk support, and training of the Sales Force in proper use of the computers and software. As of January 1, 2002, such costs shall be borne by Scios and Scios shall have all responsibility with regard to TMS.

     (b) For actual TMS services rendered through December 31, 2001. Scios shall pay Innovex [*****], subject to a credit of [*****] which has already been paid to Innovex by Scios through October 31, 2001, and a further credit for payments to Innovex by Scios of [*****] in November and [*****] in December. Payment of [*****] shall be due within [*****] of Scios' signing of this Restated Alliance Agreement.


[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (c) Scios shall pay Innovex an additional [*****] to reimburse Innovex for the cost of the TMS system equipment and software. Payment shall be due within [*****] of Scios' signing of this Restated Alliance Agreement.

     (d) Scios shall also pay Innovex [*****] as a one-time, fully paid up, non-exclusive license fee for Scios' future use of the TMS system. This license will not include the right of Scios to re-sell or transfer TMS to any third party outside a sale of substantially all of the assets of Scios. Payment shall be due within [*****] of Scios' signing of this Restated Alliance Agreement. Scios shall be responsible for all third-party licenses required for the use of the TMS system, including, but not limited to Sybase, Crystal Decisions, Lotus Notes, Microsoft Office, and Norton Anti-Virus.

     (e) Until December 31, 2001, Innovex shall provide reasonable assistance to Scios in the Scios take over of the TMS system. Scios shall reimburse Innovex for all out of pocket expenses, including, but not limited to, travel and entertainment expenses associated with the assistance provided by Innovex hereunder. Innovex shall charge Scios [*****] per hour plus expenses for additional services requested by Scios.

4.   Compensation

     The terms and conditions of all compensaton to the Sales Representative, including a variable incentive compensation plan ("Incentive Plan") for the Sales Force shall be as determined by the JSC, including eligibility criteria, performance targets, and compensation mix. Scios shall administer the Incentive Plan and determine eligibility. Scios shall pay all incentive compensation.

5.   Expenses of the Sales Force.

     Subject to paragraphs 3 and 6 of this Exhibit A, the parties shall divide the expenses of the Sales Force. Some expenses will be "Innovex/ISS Direct" meaning that Innovex/ISS will pay for such expenses; "Billable Pass-Through Expenses" which are paid for initially by Innovex/ISS and reimbursed by Scios to Innovex/ISS without mark-up; and "Scios Direct" expenses which are paid for directly by Scios. The following chart contains a breakdown of required Sales Force expenses, together with the identification of the parties' respective responsibility with regard to those expenses.


[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

--------------------------------------------------------------------------------------------------------------------
                             Category                                   Innovex/         Billable     Scios Direct
                                                                       ISS Direct     (Passthrough)
--------------------------------------------------------------------------------------------------------------------
Representatives' base salary
--------------------------------------------------------------------------------------------------------------------
Representative bonus (avg. [*****]% of total salary)
--------------------------------------------------------------------------------------------------------------------
Payroll taxes (except [*****]), worker's comp insurance
--------------------------------------------------------------------------------------------------------------------
Benefits package (401(k), ESOP, etc.), medical, dental,
prescription coverage, for Sales Representatives
--------------------------------------------------------------------------------------------------------------------
Salaries and benefits for Field Coordinators
--------------------------------------------------------------------------------------------------------------------
Auto expense for Field Coordinators and Sales Reps (allowance, mileage reimbursement, parking, etc.)
--------------------------------------------------------------------------------------------------------------------
Bonuses for Field Coordinators
--------------------------------------------------------------------------------------------------------------------
Basic business expenses for Sales Reps (phone, supplies, postage, and manager training)
--------------------------------------------------------------------------------------------------------------------
Basic business expenses for Field Coordinators (phone, supplies, postage, manager training and voice mail)
--------------------------------------------------------------------------------------------------------------------
Post-Launch recruitment costs
--------------------------------------------------------------------------------------------------------------------
Background checks
--------------------------------------------------------------------------------------------------------------------
Infrastructure support (payroll and T&E processing)
--------------------------------------------------------------------------------------------------------------------
Training materials and delivery (launch, periodic and backfill)
--------------------------------------------------------------------------------------------------------------------
Overnight travel expenses for Sales Reps & Field Coordinators
--------------------------------------------------------------------------------------------------------------------
All training & meetings (includes travel, hotel and meals)
--------------------------------------------------------------------------------------------------------------------
Field Coordinators equipment, including laptop and software
--------------------------------------------------------------------------------------------------------------------
Sales Rep equipment (sales force automation, including laptop and software).
--------------------------------------------------------------------------------------------------------------------
Forms, promotional literature, detail bags, business cards & aids
--------------------------------------------------------------------------------------------------------------------
Promotional marketing expenses (including sales data)
--------------------------------------------------------------------------------------------------------------------
ISS annual administration costs
--------------------------------------------------------------------------------------------------------------------

6.   Payment Terms.

     (a)  Innovex and ISS will combine their billings on one invoice to Scios.

     (b) Beginning November 1, 2001, Scios shall be responsible for the actual amounts expended by ISS for salary, fringe benefits, auto expense, basic business expenses, and auto expense. The amounts paid pursuant to subparagraph (c) below shall be reconciled against the amounts due under this subparagraph (b) on a quarterly basis and an appropriate credit or additional invoice will result.


[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (c) Beginning November 1, 2001, and for the remaining term of the Agreement, Scios shall make a monthly payment to ISS on the first of each month in the amount of [*****] per sales representative on the ISS payroll, subject to the reconciliation provision set forth above.

     (d) Beginning November 1, 2001, and for the remaining term of the Agreement, Scios shall pay Innovex a monthly G&A and Management fee of [*****]. Should the number of Sales Representatives provided to Scios exceed [*****], this monthly fee shall be increased proportionally.

     (e) Beginning November 1, 2001 through May 31, 2004, and subject to the terms of the Amended and Restated Alliance Agreement, Scios shall pay Innovex [*****] for each day worked by the Field Coordinator; thereafter, Scios shall pay [*****] for each day worked by the Field Coordinator. Innovex shall invoice Scios monthly for the Field Coordinator.

     (f) For all services provided and expenses incurred by Innovex and/or ISS through and including October 31, 2001, Scios shall pay Innovex a total of [*****]. Innovex has or will invoice this amount immediately. Innovex will credit Scios with [*****] to compensate Scios for its separate recruting efforts.

     (g) Unless otherwise specified herein, payment on all Innovex invoices are due within 30 days of the invoice date. A 1% per month finance charge shall apply on all past due balances, unless the amount has been disputed by Scios in writing.

7.   Termination of Services

     In the event of default by the other party of its material obligations under this Agreement, either party may terminate the Services pursuant to the terms of this paragraph. In the event of such default, the party declaring the default shall provide the defaulting party with written notice setting forth the nature of the default, and the defaulting party shall have 30 days to cure the default. Provided, however, that if the nature of the default is such that it cannot reasonably be cured within 30 days, the defaulting party may cure such default by commencing in good faith to cure such default promptly after its receipt of such written notice and prosecuting the cure of such default to completion with diligence and continuity within a reasonable time thereafter. If the defaulting party fails to cure the default within the foregoing time periods, the other party may terminate the Services by written notice to the defaulting party, which notice shall be effective upon receipt. For the purposes of this paragraph 9, Innovex and ISS shall be considered one party.


[*****] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     Either party may terminate the Services by written notice to the other party, effective upon receipt with no right to cure the default, if the other party files a petition for bankruptcy, reorganization or arrangement under any state statute, or makes an assignment for the benefit of creditors or takes advantage of any insolvency statute or similar statute, or if a receiver or trustee is appointed for the property and assets of the party and the receivership proceedings are not dismissed within 60 days of such appointment.

     In the event the Services are terminated, Scios shall: (a) pay to Innovex and ISS all fees for services rendered which are due and owing to Innovex or ISS because of any completed performance of Innovex's or ISS's obligations prior to the effective date of termination; (b) pay all pass-through expenses actually incurred by Innovex or ISS prior to the effective date of termination; and (c) pay any other costs which have been expressly identified as being due upon termination.

EXHIBIT B

                                WARRANT AGREEMENT

     This WARRANT AGREEMENT is effective as of January 10, 2001, by and between SCIOS INC., a Delaware corporation with its principal place of business at 820
W. Maude Avenue, Sunnyvale, CA 94085 ("Scios") and PHARMABIO DEVELOPMENT, INC., a corporation with its principal place of business at 4709 Creekstone Drive, Durham, NC 27703 ( "PharmaBio").

     WHEREAS, Scios and PharmaBio have entered into an Alliance Agreement, dated as of the date hereof (the "Alliance Agreement"), pursuant to which PharmaBio has agreed to make certain payments to Scios in connection with Scios' product Natrecor(R) (nesiritide); and

     WHEREAS, Scios desires to grant to PharmaBio the rights set forth in this Warrant Agreement as part of the consideration for PharmaBio entering into the Alliance Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Warrant Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. The Warrant. Scios hereby agrees to issue and sell to PharmaBio seven
        -----------
hundred thousand (700,000) shares (the "Warrant Shares"), of the Scios' common stock, par value $.001 per share ("Common Stock"), at an exercise price of Twenty U.S. dollars ($20.00) per share (the "Exercise Price"), subject to the exercise schedule described in Section 2 and the other provisions of this Warrant Agreement and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant Agreement are subject to adjustment from time to time as provided in Section 8 of this Warrant Agreement. All of the Warrant Shares shall be deemed to vest on December 21, 2001 and shall be exercisable in accordance with the schedule set forth in section 2, below.

     2. Exercise Schedule. PharmaBio's right to exercise the vested Warrant
        -----------------
Shares will become exercisable in seven installments on the following schedule:

                           EXERCISE SCHEDULE

                   Dec 31 2001              175,000
                   March 31, 2002            87,500
                   June 30, 2002             87,500
                   Sept 30, 2002             87,500
                   Dec. 31, 2002             87,500
                   March 02, 2003            87,500
                   May 31, 2003              87,500

     3. Expiration Date. This Warrant Agreement, and PharmaBio's right to
        ---------------
purchase any of the Warrant Shares, will expire and cease to be of force and effect at 5:00 p.m. Eastern Standard Time on January 10, 2011 (the "Expiration Date").

     4. Exercise of this Warrant Agreement. (a) PharmaBio may exercise this
        ----------------------------------
Warrant Agreement, to the extent of any then unexercised portion of the Warrant Shares, at any time prior to the Expiration Date, in whole or in part, (i) for amounts not less than fifty thousand (50,000) Warrant Shares subject to this Warrant Agreement, as adjusted from time to time as provided in Section 8 of this Warrant Agreement, or (ii) as a one-time exercise under this Warrant Agreement, for any exercisable portion of the Warrant Shares, by: (a) the surrender of this Warrant Agreement, with the Exercise Form attached hereto as Annex A properly completed and executed, at the principal office of the Scios at 820 W. Maude Avenue, Sunnyvale, CA 94085 or at such other office of the Scios as the Scios may designate by notice in writing to the holder of this Warrant Agreement, and (b) the delivery of a certified check, bank draft or wire transfer of immediately available funds, payable to the order of Scios Inc., in an amount equal to the then aggregate purchase price for the Warrant Shares being purchased upon such exercise. Upon receipt thereof by the Scios on a business day, PharmaBio will be deemed to be the holder of record of the Warrant Shares issuable upon such exercise as of the close of business on the date of such receipt by the Scios, and the Scios will promptly execute or cause to be executed and delivered to PharmaBio, a certificate or certificates representing the aggregate number of Warrant Shares specified in the Exercise Form. If this Warrant Agreement is exercised only in part and has not expired, the Scios will, at the time of delivery of said stock certificate or certificates, deliver to PharmaBio a new Warrant Agreement of like tenor evidencing the right of PharmaBio to purchase the remaining Warrant Shares then covered by this Warrant Agreement.

        (b) In lieu of exercising this Warrant Agreement, PharmaBio may elect to receive shares equal to the value of this Warrant Agreement (or the portion of the Warrant Shares thereunder being exercised) by sending written notice of such election to Scios, in which event Scios shall deliver to PharmaBio a stock certificate representing a number of shares of Scios' Common Stock computed using the following formula:

                                    X = Y(A-B)
                                        ------
                                          A

Where:

         X = the number of shares of Common Stock to be issued to PharmaBio

         Y = the number of shares of Common Stock purchasable under this Warrant Agreement as to which PharmBio is then exercising this Warrant Agreement

         A = the fair market value of one share of Common Stock

         B = the Exercise Price (as adjusted to the date of such calculations)

        (c) For purposes of this Section, "fair market value" of one share of Common Stock shall mean the average of the closing price quoted on the Nasdaq National Market or the principal exchange on which the Common Stock is listed, or the closing bid and asked prices of the

Common Stock quoted in the Over-The-Counter Market Summary, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal, for
                                                   -----------------------
the ten trading days prior to the date of determination of fair market value. If the Common Stock is not traded Over-The-Counter or on such market or exchange, the fair market value of the Common Stock will be the price per share which Scios could obtain from a willing buyer for shares sold by Scios from authorized but unissued shares, as agreed upon by Scios and PharmaBio in good faith or, absent such agreement, as shall be determined by arbitration instituted by either party under the rules of the American Arbitration Association.

     5. Representations of the Scios. The Scios hereby represents and warrants
        ----------------------------
to PharmaBio as follows:

        (a) Scios is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b) This Warrant Agreement has been duly authorized by all necessary corporate action on the part of Scios, has been duly executed by a duly authorized officer of the Scios, and constitutes a valid and binding obligation of Scios.

        (c) Neither the execution and delivery of this Warrant Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of Scios or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to Scios.

        (d) Upon exercise of this Warrant Agreement and payment of the then aggregate purchase price by PharmaBio, the Warrant Shares deliverable hereunder will be duly issued, fully paid and nonassessable shares and free from all taxes, liens and charges with respect to the issuance thereof.

     6. Representations of PharmaBio. PharmaBio hereby represents and warrants
        ----------------------------
to Scios as follows:

        (a) PharmaBio is a corporation duly organized, validly existing and in good standing under the laws of North Carolina.

        (b) PharmaBio is acquiring this Warrant Agreement, and will acquire the Warrant Shares issuable upon exercise of this Warrant Agreement, for investment for its own account and not with a view to, or for resale in connection with, any distribution of this Warrant Agreement or the Warrant Shares issuable upon exercise of this Warrant Agreement. PharmaBio understands that neither this Warrant Agreement nor the Warrant Shares issuable upon exercise of this Warrant Agreement have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and, as a result thereof, are subject to substantial restrictions on transfer. PharmaBio acknowledges that this Warrant Agreement and the shares issuable upon exercise of this Warrant Agreement must be held indefinitely, unless subsequently registered under the Securities Act and any applicable state securities laws or unless exemptions from registration under the Securities Act and such laws are available.

        (c) PharmaBio is an "accredited investor," as that term is defined in Rule 501 under the Securities Act.

        (d) PharmaBio is either (i) not an "Investment Company," as that term is defined in the Investment Scios Act of 1940, or (ii) excluded from the definition of an Investment Scios under Section 3(c)(1) of the Investment Scios Act of 1940.

     7. Survival of Representations. The representations and warranties made
        ---------------------------
in Sections 5 and 6 of this Warrant Agreement will survive the date of this Warrant Agreement and will expire upon the earliest of (a) the Expiration Date,
(b) if the Alliance Agreement terminates before any of the Warrant Shares become exercisable the date of the termination of the Alliance Agreement, (c) if the Alliance Agreement terminates after any of the Warrant Shares become exercisable, the exercise of the entire unexercised portion of the Warrant Shares, or (d) the exercise of this Warrant Agreement for all of the remaining Warrant Shares purchasable upon exercise of this Warrant Agreement.

     8. Certain Adjustments.  The Exercise Price at which Warrant Shares may be
        -------------------
purchased and the number of Warrant Shares to be purchased upon exercise of this Warrant Agreement are subject to change or adjustment as follows:

        (a)   Stock Dividends, Distributions, Subdivisions, Combinations
              ----------------------------------------------------------
or Reclassifications. In case the Scios (i) pays a dividend in shares of Common
--------------------
Stock or makes a distribution in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues, by reclassification of its shares of Common Stock, other securities of Scios (including any such reclassification in connection with a consolidation or merger in which the Scios is the surviving corporation), the number of Warrant Shares purchasable upon exercise of this Warrant Agreement will be adjusted so that PharmaBio will be entitled to receive the kind and number of Warrant Shares or other securities of Scios which it would have owned or have been entitled to receive after the happening of any of the events described above, if this Warrant Agreement had been exercised immediately prior to the happening of such event or any record date with respect thereto. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant Agreement is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant Agreement will be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator will be the number of Warrant Shares purchasable upon the exercise of this Warrant Agreement immediately prior to such adjustment, and of which the denominator will be the number of Warrant Shares purchasable immediately thereafter. An adjustment made pursuant to this Subsection 8(a) will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. No adjustment in the number of Warrant Shares purchasable hereunder will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of this Warrant Agreement; provided, however, that any adjustments which by reason of this restriction are
--------  -------
not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations will be made to the nearest one-thousandth of a share.

        (b)   Preservation of Purchase Rights Upon Merger, Consolidation, etc.
              ---------------------------------------------------------------
In case of any consolidation of Scios with or merger of Scios into another corporation or other entity or in case of any sale, transfer or lease to another corporation or other entity of all or substantially all the property of Scios, Scios or such successor or purchasing corporation or other entity, as the case may be, will, at its option, (i) if any of the Warrant Shares are exercisable, pay PharmaBio an amount in cash equal to the number of Warrant Shares then exercisable pursuant to this Warrant Agreement multiplied by the difference between (A) the value of the aggregate consideration in the consolidation, merger, sale, transfer or lease divided by the number of fully-diluted shares of Common Stock then outstanding and (B) the then current Exercise Price, (ii) execute with PharmaBio an agreement that PharmaBio will have the right thereafter, upon any of the Warrant Shares becoming exercisable, and payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of this Warrant Agreement the kind and amount of shares and other securities and property which PharmaBio would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant Agreement been exercised immediately prior to such action, or (iii) combine its options under (i) and (ii) of this Subsection 8(b); provided, however, that no adjustment in respect of cash dividends, interest or
--------  -------
other income on or from such shares or other securities and property will be made during the term of this Warrant Agreement or upon the exercise of this Warrant Agreement. Any agreement executed under Subsection 8(b)(ii) or (iii) will provide for adjustments, which will be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Subsection 8(b) will similarly apply to successive consolidations, mergers, sales, transfers or leases.

          (c) No Adjustment for Cash Dividends.  No adjustment in respect of any
              --------------------------------
cash dividends will be made during the term of this Warrant Agreement or upon the exercise of this Warrant Agreement.

     9.   Fractional Shares. Fractional shares will not be issued upon the
          -----------------
exercise of this Warrant Agreement, but in any case where PharmaBio would, except for the provisions of this Section, be entitled under the terms of this Warrant Agreement to receive a fractional share upon the exercise of this Warrant Agreement, the Scios will, upon the exercise of this Warrant Agreement for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the market value of such fractional share (determined in such reasonable manner as may be prescribed by the Board of Directors of the Scios in its discretion) over the proportional part of the per share purchase price represented by such fractional share.

     10.  Notice of Certain Events.  In case at any time Scios:
          ------------------------

          (a) terminates the Alliance Agreement prior to all of the Warrant Shares becoming exercisable under this Warrant Agreement;

          (b) proposes, by resolution of its Board of Directors, a stock dividend, distribution, subdivision, combination or reclassification of the shares of capital stock of the Scios for which this Warrant Agreement is exercisable; or

          (c) proposes, by resolution of its Board of Directors, any capital reorganization or any reclassification or change of capital stock that affects the Warrant Shares of the Scios or any consolidation, merger or sale of properties and assets of the type described in Section 8 of this Warrant Agreement;

then, and in each of said cases, the Scios will cause notice thereof to be delivered promptly to PharmaBio; provided, however, that the Scios need not
                                 --------  -------
deliver any separate notice pursuant to Subsection 11(a) if such notice is provided in accordance with the Alliance Agreement and need not deliver any notice pursuant to Subsection 10(b) until after any of the Warrant Shares have become exercisable and unless there exists a then unexercised portion of the vested Warrant Shares; provided further, that Scios will deliver any notice
                       -------- -------
pursuant to Subsection 10(c) at least ten (10) business days prior to the effective date of the proposed event.

     11.  Reservation of Shares. Scios will at all times reserve and keep
          ---------------------
available out of its authorized but unissued stock, for the purpose of effecting the exercise of this Warrant Agreement, such number of its duly authorized shares of capital stock for which this Warrant Agreement is exercisable, and the appropriate number of shares of any stock into which such stock is convertible, as will from time to time be sufficient to effect the exercise of this Warrant Agreement.

     12.  No Rights as Shareholder; Limitation of Liability. This Warrant
          -------------------------------------------------
Agreement, as distinct from the shares for which this Warrant Agreement is exercisable, will not entitle PharmaBio to any of the rights of a shareholder of Scios. No provision of this Warrant Agreement, in the absence of affirmative action by PharmaBio to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of PharmaBio, will give rise to any liability of PharmaBio for the purchase price or as a shareholder of Scios, whether such liability is asserted by the Scios or by creditors of Scios.

     13.  Transfer Restrictions.
          ---------------------

          (a) Securities Laws.  NEITHER THIS WARRANT AGREEMENT NOR THE
              ---------------
SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS

OF ANY STATE. NEITHER THIS WARRANT AGREEMENT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF EACH RELEVANT STATE, AND THE TERMS AND CONDITIONS HEREOF. EACH OF THE HOLDER OF THIS WARRANT AGREEMENT AND THE HOLDER OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

          (b) Stock Certificate Legend.  Each certificate for shares issued upon
              ------------------------
exercise of this Warrant Agreement will bear the following legend:

              "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State. Neither the shares nor any interest or participation in the shares may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of in the absence of such registration or exemption therefrom under such Act or such laws and an opinion (which will be in form and substance satisfactory to the Scios) of counsel satisfactory to the Scios that such registration is not required."

          (c) General Restrictions. PharmaBio may not transfer or assign
              --------------------
this Warrant Agreement unless it is transferred or assigned to the purchaser of all of the outstanding capital stock or all or substantially all of the assets of PharmaBio or to an affiliate of PharmaBio. Scios may deem and treat the person in whose name this Warrant Agreement is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than Scios) for all purposes and will not be affected by any notice to the contrary, until presentation of this Warrant Agreement to Scios for registration of transfer consistent with this Section. The holder of this Warrant Agreement further agrees that prior to any transfer of this Warrant Agreement, consistent with this Section, or any transfer of the shares issued upon exercise hereof, such holder will give written notice to the Scios, together with a copy of the opinion of such holder's counsel, if reasonably requested by Scios, as to the availability of exemption from registration under all applicable securities laws in connection with any such transfer (which opinion will be reasonably satisfactory to counsel for Scios).

     14.  Lock-Up. In connection with any public offering of shares of Common
          -------
Stock, PharmaBio agrees to enter into a written agreement with the managing underwriters, if the managing underwriters require such an agreement from PharmaBio and from all holders (the "Other Holders") of more shares of Common Stock, or of shares of preferred stock convertible into more shares of Common Stock, than the number of shares of Common Stock owned by PharmaBio, in such form and containing such provisions as are required by the managing underwriters (except that such provisions will not be less favorable to PharmaBio than the provisions of any agreements entered into by the managing underwriters with the Other Holders) to preclude PharmaBio from directly or indirectly offering to sell, contracting to sell or otherwise disposing of any shares of Common Stock, any options or warrants to purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock for a period of time not to exceed one hundred eighty (180) days after the effective date of the registration statement for the public offering.

     15.  Rule 144 Reporting. With a view to making available the benefits of
          ------------------
certain rules and regulations of the SEC that may permit the sale of securities to the public without registration, Scios agrees to use its reasonable efforts to make and keep public information regarding Scios available as those terms are understood and defined in Rule 144 under the Securities Act and file with the SEC in a timely manner all reports and other documents required by Scios under the Securities Act and the Securities Exchange Act of 1934, and furnish to the holder upon written request as to Scios' compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act of 1934.

     16.  Registration Rights.
          -------------------

          (a) Piggyback Registration Rights.
              -----------------------------

              (i) If Scios plans at any time after January 1, 2002 to file a registration statement under the Securities Act on a Form S-3 to register any shares of Common Stock for sale by it or any of its stockholders (the "Piggyback Registration Statement") (except in connection with any stock option plan, stock purchase plan, savings or similar plan), the Scios shall provide PharmaBio with the right to include Warrant Shares on the Piggyback Registration Statement (the "Piggyback Right"), if PharmaBio is the stockholder of record of any Warrant Shares at such time or has the vested right to acquire any Warrant Shares pursuant to this Warrant Agreement at such time, by providing PharmaBio with at least thirty (30) days prior written notice thereof. At the written request of PharmaBio, given within twenty (20) days after the receipt of such notice, Scios will use its best efforts to cause all of the Warrant Shares for which registration shall have been requested to be included in the Piggyback Registration Statement. Scios shall provide PharmaBio with two Piggyback Rights to register Warrant Shares under this provision.

              (ii) In the event that the proposed offering is an offering by Scios that is, in whole or in part, an underwritten public offering of shares of Common Stock, and the managing underwriters determine and advise in writing that the inclusion of the Warrant Shares proposed to be included in the underwritten public offering and any other issued and outstanding shares of Common Stock or other securities proposed to be included therein by the security holders of the Scios (the "Other Shares") would interfere with the successful marketing (including pricing) of the shares, the number of PharmaBio's Warrant Shares and the Other Shares to be included in such underwritten public offering shall be reduced pro rata among PharmaBio and the holders of Other Shares. Scios shall not limit the number of Warrant Shares to be included in a registration statement in order to include stockholders of Scios with no pre-existing registration rights.

          (b) Demand Registration Right. Beginning after January 1,
              -------------------------
2002, PharmaBio shall have the right to demand, by providing written notice to Scios (the "Demand Registration Right"), that Scios file a registration statement on Form S-3 to register Warrant Shares for resale by PharmaBio in an offering that is not underwritten (the "Registration Statement") provided, however, that Scios shall not be obligated to effect such a registration more than once in any rolling twelve-month period or after two such registrations have been effected. Scios agrees to use its best efforts (i) to file the Registration Statement with the Securities and Exchange Commission ("SEC") within 30 days of receipt of PharmaBio's notice of its exercise of the Demand Registration Right and (ii) to obtain the effectiveness of the Registration Statement within 90 days of receipt of such notice, and to keep such Registration Statement continuously effective under the Securities Act until such time as the earlier to occur of 180 days, or until the holder's have completed the distribution described in such Registration Statement. PharmaBio agrees that it will cease making offers and sales under the Registration Statement upon the giving of any notice (the "Notice") by Scios that the Registration Statement must be amended or supplemented.

          (c) Whenever Scios is required to register any of PharmaBio's
Warrant Shares pursuant to any of the provisions of this Section 15, Scios shall also be obligated to do the following:

              (i) Furnish to PharmaBio such copies of preliminary and final prospectuses and such other documents as PharmaBio may reasonably request to facilitate the public offering of PharmaBio's Warrant Shares;

              (ii) Use its best efforts to register or qualify the Warrant Shares covered by said registration statement under the securities or Blue Sky laws of such jurisdictions as PharmaBio may reasonably request; provided,
                                                                --------
however, that Scios shall not be required to qualify generally to do business in
-------
any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Scios to any tax in any such jurisdiction where it is not then so subject;

              (iii) Permit PharmaBio or its counsel or other representatives, at PharmaBio's expense, to inspect and copy such corporate documents and records as may reasonably be requested by them; and

              (iv) Furnish to PharmaBio a copy of all documents filed and all correspondence to or from the Securities and Exchange Commission in connection with any such offering.

              (v) Prepare and file with the SEC such amendments and supplements to such Registration Statement or such Piggyback Registration Statement, as the case may be, and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (vi) Notify each seller of securities covered by such a Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact remits to a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any such seller, repair and furnish to such seller a reasonable number of copies of a supplement to or amendment of such prospectus as need be necessary so that such prospectus shall not contain such an untrue statement or admission.

          (d) PharmaBio shall bear all of the fees and expenses of its counsel and all other customary "selling expenses" in connection with the registration statement and the offering. PharmaBio shall also bear all other expenses (including customary "registration expenses") in connection with the preparation and filing of any Registration Statement or any Piggyback Registration Statement under this Section 15, any registration or qualification under the securities or Blue Sky laws of states in which the offering will be made under either such registration statement and any filing fee of the National Association of Securities Dealers, Inc. relating to such offering.

          (e) In connection with any public underwritten offering, the Scios and PharmaBio shall enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Scios' size and investment stature, including indemnification.

     16.  Miscellaneous.
          -------------

          (a) Amendments and Waivers. This Warrant Agreement and any provision
              ----------------------
hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

          (b) Successors and Assigns. This Warrant Agreement will be binding
              ----------------------
upon and inure to the benefit of the successors and assigns of Scios and the heirs and permitted registered assigns and transferees of PharmaBio.

          (c) Loss, Theft, Destruction or Mutilation.  Upon receipt by Scios of
              --------------------------------------
evidence reasonably satisfactory to it that this Warrant Agreement has been lost, stolen, destroyed or mutilated, and in the case of any lost, stolen or destroyed Warrant Agreement, a bond of indemnity reasonably satisfactory to Scios, or in the case of a mutilated Warrant Agreement, upon surrender and cancellation hereof, Scios will execute and deliver in the name of the registered holder of this Warrant Agreement, in exchange and substitution for the Warrant Agreement so lost, stolen, destroyed or mutilated, a new Warrant Agreement of like tenor with appropriate insertions and variations.

          (d) Law Governing.  This Warrant Agreement will be governed by, and
              -------------
construed and enforced in accordance with, the internal laws of the State of Delaware.

          (e) Entire Agreement. This Warrant Agreement and the attached annex
              ----------------
constitute the full and entire understanding and agreement among the parties with regard to the subject of this Warrant Agreement and the attached annex, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, with respect to the subject of this Warrant Agreement and the attached annex.

          (f) Notices. Unless otherwise provided, all notices, requests, demands
              -------
and other communications required or permitted under this Warrant Agreement will be in writing and will be deemed to have been duly made and received: (i) upon personal delivery or confirmed facsimile to the party to be notified; (ii) three
(3) business days after deposit with the United States Post Office, by registered or certified mail or by first class mail, postage prepaid, addressed as set forth below; or (iii) one (1) business day after deposit with Federal Express or another reputable overnight courier (for next business day delivery), shipping prepaid, addressed as set forth below:

              (i)    If to Scios, then to:

                     Scios Inc.
                     820 W. Maude Avenue
                     Sunnyvale, CA 94085
                     Attn:   Chief Financial Officer
                     ----

                     with a copy to:
                     General Counsel
                     Scios Inc.
                     749 N. Mary Avenue
                     Sunnyvale, CA 94085

              (ii)   If to PharmaBio, then to:

                     PharmaBio Development, Inc
                     4709 Creekstone Drive
                     Durham, NC 27703
                     Attn:   President
                     ----
                     with a copy to:
                     General Counsel
                     PharmaBio Development Inc.
                     4709 Creekstone Drive
                     Durham, NC 27703

Either party may change the address to which communications are to be sent by giving five (5) business days' advance notice of such change of address to the other party in conformity with the provisions of this Section.

          (g) Headings.  The headings in this Warrant Agreement are for purposes
              --------
of reference only and will not affect the meaning or construction or any of the provisions hereof.

          (h) Execution; Counterparts. This Warrant Agreement may be executed
              ----------------------
in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears on such counterpart, and all of which will together constitute one and the same instrument. This Warrant Agreement will become binding when one or more counterparts of this Warrant Agreement, individually or taken together, bear the signatures of all of the parties to this Warrant Agreement and the seal of the Scios.

        IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed and delivered as of the day and year first written above.

                               SCIOS INC.

                               By:    /s/ Matthew R. Hooper
                                      __________________________________________
                               Name:  Matthew R. Hooper
                               Title: Vice President & General Counsel



                               PHARMABIO DEVELOPMENT, INC.

                               By:      /s/ Tom Perkins
                                        ________________________________________

                               Name:    Tom Perkins
                                        ________________________________________

                               Title:   Vice President and General Counsel
                                        ________________________________________

Attachments:
Annex A- Exercise Form

                                                                         ANNEX A


                                  EXERCISE FORM

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                  TO EXERCISE THE ATTACHED WARRANT AGREEMENT OF

                                   SCIOS INC.



         The undersigned, the record holder of the attached original, executed Warrant Agreement (the "Warrant Agreement"), pursuant to the provisions of the Warrant Agreement, hereby irrevocably elects to exercise the right, represented by the Warrant Agreement, to purchase _____ Warrant Shares (as defined in the Warrant Agreement) covered by the Warrant Agreement, and herewith tenders payment in full therefor at the price per share provided by the Warrant Agreement.



                               _________________________________________________


                               By:      ________________________________________
                               Name:    ________________________________________
                               Title:   ________________________________________


                               Address:     ____________________________________
                                            ____________________________________
                                            ____________________________________


___________________________________


Dated:   ___________________, _____